UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

300 State Street, Suite 214 New London, Connecticut 06320
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

As described in the Current Report on Form 8-K filed on June 25, 2013 by Digital Angel Corporation (“we,” “our,” “us,” or the “Company”), we acquired all of the outstanding shares of common stock (the “VeriTeQ Common Stock”) of VeriTeQ Acquisition Corporation (“VeriTeQ”) in accordance with a Share Exchange Agreement dated June 24, 2013 (the “Exchange Agreement”) by and among the Company, VeriTeQ, and all of the shareholders of VeriTeQ (the “VeriTeQ Shareholders”). The closing of the transaction (the “Closing”) took place on July 8, 2013 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares of VeriTeQ Common Stock from the VeriTeQ Shareholders in exchange for the issuance to them of 4,107,592 shares of our Series B convertible preferred stock, par value $10.00 (the “Series B Preferred Stock”). On July 10, 2013, the Company realized that it incorrectly issued the Series B Preferred Stock and as a result, on July 12, 2013, it exchanged the Series B Preferred Stock for 410,759 shares of our newly created Series C convertible preferred stock, par value $10.00 (the “Series C Preferred Stock”). The terms of the Series C Preferred Stock are substantially similar to the Series B Preferred Stock, including the aggregate number of shares of common stock into which the Series C Preferred Stock is convertible. Each share of Series C Preferred Stock will be converted into twenty shares of our common stock, par value $0.01 per share (the “Conversion Shares”), automatically upon the effectiveness of the Reverse Split (as defined below) (such transaction is sometimes to referred to herein as the “Share Exchange”). In addition, all outstanding stock options to purchase shares of VeriTeQ’s common stock, whether or not exercisable or vested, will be converted into options to acquire shares of the Company’s common stock (the “Substitute Options”), and all outstanding warrants to purchase shares of VeriTeQ’s common stock will be converted into warrants to purchase shares of the Company’s common stock (the “Converted Warrants”). As a result of the Share Exchange and the issuance of the Substitute Options and the Converted Warrants, VeriTeQ became our wholly-owned subsidiary, and the VeriTeQ Shareholders owned on July 12, 2013 approximately 91% of our common stock, on an as converted, fully diluted basis (including outstanding stock options and warrants).

The Series C Preferred Stock will be converted into a total of 8,215,184 shares of common stock immediately following the Reverse Split. The Series C Preferred Stock has the same voting rights as holders of our common stock on an as-converted basis for any matters that are subject to stockholder vote. It is not entitled to any dividends and is treated pari passu with the common stock on liquidation, dissolution or winding up of the Company.

We have obtained approval from our stockholders for and will effectuate a one for thirty (1:30) reverse stock split (the “Reverse Stock Split”). This Reverse Stock Split would cause the total number of shares of common stock outstanding, including the shares underlying the Series C Preferred Stock, to equal 9,244,340 shares. The Reverse Stock Split will not affect the number of shares of our authorized common stock.

In connection with the Share Exchange, Messrs. Joseph J. Grillo and Dennis G. Rawan, two of our three current directors, resigned as directors; we increased the size of our board of directors to five persons; and Messrs. Scott R. Silverman, Barry Edelstein, Michael E. Krawitz, and Shawn Wooden, nominees of VeriTeQ, were appointed to fill the vacancies created by the resignations of Messrs. Grillo and Rawan. Daniel E. Penni, our interim chief executive officer, president and the chairman of our board of directors, resigned from each officer position he held at the Company, and Scott R. Silverman was appointed as our chairman and chief executive officer. Lorraine M. Breece will be our chief financial officer.

In connection with the Share Exchange, we are also going to change our name to “VeriTeQ Corporation” to better reflect the business of VeriTeQ.

The former directors of the Company have approved the Exchange Agreement and the transactions contemplated thereby. The directors of VeriTeQ have also approved the Exchange Agreement and the transactions contemplated thereby.

Following our former directors’ approval of the Exchange Agreement, VeriTeQ approached us for a small, short-term bridge loan or equity investment. In light of the many conditions to closing, our former board decided not to make the loan or investment. Our interim chief executive officer and president and chairman of our Board at the time, Daniel E. Penni, agreed to make a $25,000 equity investment in VeriTeQ. As a result of such investment, Mr. Penni owns 100,000 shares of VeriTeQ’s common stock.

VeriTeQ is engaged in the business of radio frequency identification, technologies for implantable medical device identification and dosimeter technologies for use in radiation therapy treatment. VeriTeQ provides implantable medical device identification, using its FDA cleared radio frequency identification microchip, and radiation dose measurement technologies. Its DVS SmartMarker®, a FDA cleared, implantable, wireless radiation sensor, is used to measure the radiation dose delivered to a patient directly from the site of the tumor during cancer treatment, and is cleared for use in breast and prostate cancer patients. VeriTeQ’s OneDose® adhesive technology is FDA cleared for use in cancer patients being treated with external beam radiation to measure radiation dose levels at the skin surface.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Exchange Agreement, which is incorporated herein by reference, a copy of which was filed as Exhibit 2.1 to our Current Report on Form 8-K dated June 24, 2013 and filed with the Securities and Exchange Commission on June 25, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference in response to this Item 3.02.

The shares of Series B Preferred Stock and Series C Preferred Stock issued to the VeriTeQ Shareholders in connection with the Share Exchange were offered and sold in private transactions in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act, in exchange for all of the outstanding shares of VeriTeQ Common Stock. Neither the shares of Series C Preferred Stock nor the common stock into which such shares are convertible may be sold unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

On July 8, 2013, VeriTeQ entered into a Letter Agreement (the “Letter Agreement”) with PositiveID Corporation (“PositiveID”) to amend certain terms of several agreements between PositiveID and VeriTeQ.

The Letter Agreement amended certain terms of the Shared Services Agreement (“SSA”) entered into between the PositiveID and VeriTeQ on January 11, 2012, as amended, the Asset Purchase Agreement (“APA”) entered into on August 28, 2012, as amended, and the Secured Promissory Note dated January 11, 2012, in favor of PositiveID in the principal amount of $200,000.  The Company has agreed to assume the obligations under the Note in connection with the share exchange with VeriTeQ as of the date of the Letter Agreement.  The Letter Agreement defines the conditions of termination of the SSA, including payment of the approximately $290,000 owed from VeriTeQ to PositiveID, the elimination of minimum royalties payable to PositiveID under the APA, as well as certain remedies if VeriTeQ fails to meet certain sales levels, and to amend the Note, with a current balance of $228,000, to include a conversion feature under which the Note may be repaid, at VeriTeQ’s option, in common stock of the Company in lieu of cash.  The Company plans to issue 1.5 million shares of its common stock in connection with the repayment of the Note and has agreed to issue an additional 3,073,800 shares of common stock as soon as possible thereafter.  The shares to be issued by the Company to PositiveID under the Letter Agreement will be issued in private placement in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated by the SEC thereunder.

The description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.4 to this Report and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure in Item 5.03 of this Report regarding the rights and preferences of the Series B Preferred Stock and the Series C Preferred Stock is incorporated herein by reference in its entirety.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

As explained more fully in Item 2.01 of this Report, in connection with the Share Exchange, we issued 410,759 shares of Series C Preferred Stock to the VeriTeQ Shareholders. As more fully described in Item 5.03 of this Report, the holders of the 410,759 shares of Series C Preferred Stock are entitled to cast 8,215,184 votes. As such, on July 12, 2013, the VeriTeQ Shareholders held approximately 89% of the total voting power of our voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors and Officers

On the Closing Date, Messrs. Joseph J. Grillo and Dennis G. Rawan resigned from our board of directors. The resignations were not the result of any disagreement with us on any matter relating to our operations, policies or practices. In addition, Mr. Daniel E Penni resigned as our interim chief executive officer and president. Mr. Penni remains a member of the board of directors. Lorraine M. Breece will remain as our chief financial officer.

(c), (d) Appointment of Directors and Officers

The following persons were appointed as our officers and directors at the Closing of the Share Exchange:

Name	Age	Position
Scott R. Silverman	49	Chairman, Chief Executive Officer
Daniel E. Penni	65	Director
Barry Edelstein	50	Director
Michael E. Krawitz	43	Director
Shawn Wooden	39	Director
Randolph K. Geissler	52	President

Scott R. Silverman

Mr. Silverman, age 49, is currently the chief executive officer and Chairman of the board of directors of VeriTeQ. Previously, Mr. Silverman served as the chairman of the board of directors of PositiveID Corporation from November 2008 until December 2011, and as chief executive officer from August 2009 until August 2011. He previously served as chief executive officer of VeriChip Corporation from December 2006 through July 2008, as chairman of its board of directors from March 2003 through July 2008, and as a member of its board of directors from February 2002 through July 2008. Mr. Silverman served as the chairman of Steel Vault Corporation from January 2006 until November 2009. He also served as a member of the board of directors of Gulfstream International Group, Inc. from September to October, 2010. Mr. Silverman served as chief executive officer and chairman of the board of directors of Applied Digital Solutions, Inc. from March 2003 to December 2006, and chairman of Digital Angel Corporation from March 2003 to July 2007. Mr. Silverman is an attorney licensed to practice in New Jersey and Pennsylvania.

Barry Edelstein

Mr. Edelstein, age 50, has served as managing partner of Structured Growth Capital, Inc., a boutique investment banking firm, since January 2009. Mr. Edelstein served as acting president and chief executive officer of the Company from August 2007 until December 2007. Mr. Edelstein has served as the chairman of ScentSational Technologies, LLC since 2002. Mr. Edelstein served as President of GlobalCom Telecommunications, LLC which he co-founded in 1992 and which was acquired in 1997 by Comcast Corporation (NASDAQ:CMCSK), where he then served as a divisional vice president until 2002. Mr. Edelstein has a bachelor’s degree in business administration from Drexel University and received his law degree from Widener University School of Law. Barry Edelstein has served as a member of the board of directors of PositiveID Corporation from January 2008 to June 2013.

Michael E. Krawitz

Mr. Krawitz, age 43, is currently a member of the board of directors of VeriTeQ. Mr. Krawitz currently serves as chief executive officer of PEAR, LLC, a provider of renewable energy and financing for renewable energy projects, and has done so since February 2011. From July 2010 until February 2011, he served as chief executive officer of Florida Sunshine Investments I, Inc. He previously served as the chief executive officer and president of the Company from December 2006 to December 2007, executive vice president from March 2003 until December 2006, and as a member of the Company’s Board of Directors of directors from July 2007 until December 2007. Mr. Krawitz served as a member on the board of directors of Steel Vault Corporation from July 23, 2008 until November 11, 2009 and has served on the board of directors of PositiveID Corporation since November 2008. Mr. Krawitz earned a bachelor of arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

Shawn Wooden

Mr. Wooden, age 39, is currently a member of the board of directors of VeriTeQ. Mr. Wooden runs Wooden Wealth Strategies, a full-service financial services and investment boutique. He earned his bachelor of science from the University of Notre Dame in Computer Science. After graduation, he began a nine year career in the National Football League, where he played for the Miami Dolphins and the Chicago Bears. After retiring in 2005, Mr. Wooden transitioned into the financial services industry where he has earned the Financial Industry Regulation Authority (FINRA) Series 6, 7, 63, and 65 licenses, as well as the Life Underwriter Training Council Fellow (LUTCF) professional designation. Mr. Wooden also earned a Certificate for Retirement Planning from the Wharton School of Business in Pennsylvania.

Randolph K. Geissler

Mr. Geissler, 52, is currently the President of VeriTeQ. He also is currently the CEO of Geissler Corporation. Mr. Geissler previously served as the served as CEO of Geissler Technologies from 2004 to 2008 and as CEO of Digital Angel Corporation from 2000 to 2003. He also served as CEO of Destron Fearing Corporation, a company he founded, from 1993 to 1999. Mr. Geissler specializes in managing companies and technologies focused on RFID, and he is the inventor of the implantable microchip for animal identification.

Transactions with the Company – Directors, Executive Officers and 5% Stockholders of the Company

Except as described below, no relationships or transactions existed or occurred between us and any of our executive officers, directors or nominees for director, or any affiliate of or person related to any of them, since January 1, 2012, the beginning of our last full fiscal year, of the type and amount that are required to be disclosed under applicable Securities and Exchange Commission rules. Also, since January 1, 2012, no relationships or transactions have existed or occurred between us and VeriTeQ or any of the four proposed director appointees other than as set forth or as contemplated in the Exchange Agreement.

Consulting Agreement with Mr. Grillo

Under the terms of a consulting agreement under which Mr. Grillo provided advisory services to our Board of Directors, we paid Mr. Grillo $275,000 during 2012 and $75,000 for the first quarter of 2013.

Investment in VeriTeQ

Following our Board of Director’s approval of the Share Exchange, VeriTeQ approached the Company for a small, short-term bridge loan or equity investment. In light of the many conditions to closing, our Board decided not to make the loan or investment. Our interim chief executive officer and president and chairman of our Board, Daniel E. Penni, agreed to make a $25,000 equity investment in VeriTeQ. As a result of such investment, Mr. Penni owns 100,000 shares of VeriTeQ’s common stock.

Board Committees

As a result of the resignation and appointment of four new directors, on July 9, 2013, the Company Board reviewed and revised the Company’s committee composition. Following the appointment of the four new directors, the Company's board of directors consists of three independent directors (Messrs. Edelstein, Krawitz, and Wooden) and two non-independent directors (Messrs. Silverman and Penni). The new committee composition is as follows:

●   Audit and Governance Committee – Barry Edelstein (Chair), Michael Krawitz and Shawn Wooden

●   Compensation Committee – Michael Krawitz (Chair) and Shawn Wooden

●   Nominating Committee – Michael Krawitz (Chair), Barry Edelstein and Shawn Wooden

(e) Employment Agreements of New Executive Officers

Employment Agreement between the Company and Scott R. Silverman

On June 24, 2013, subject to the Closing of the Exchange Agreement, our former board of directors approved an employment agreement (the “Silverman Employment Agreement”) appointing Scott R. Silverman as the chief executive officer of the Company, effective as of July 8, 2013 until December 31, 2016. Under the Silverman Employment Agreement, Mr. Silverman will receive a base salary of $330,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum during each calendar year of the term. During the term, Mr. Silverman will be eligible to receive an annual bonus, subject to approval of the board, ranging from 0% to 100% of earned base salary based on performance metrics and goals determined annually by the board.  Mr. Silverman is also entitled to (i) an annual non-allocable expense payment of $30,000 payable in two equal installments on or before April 1st and October 1st of each year; (ii) reimbursement of $1,000 per month towards automobile lease or financing payments; (iii) reimbursement of disability insurance of up to $1,000 per month; and (iv) reimbursement of health benefits of up to $5,000 per year.

Under the Silverman Employment Agreement, the Company agreed to satisfy certain contractual obligations under Mr. Silverman’s VeriTeQ employment agreement of $912,116 (the “Silverman Contractual Obligations”) if the Company receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Silverman Contractual Obligations shall be payable as follows: (i) one-third (1/3rd) in cash and (ii) two-thirds (2/3rds) in shares of restricted common stock, based on the closing price of a share of the Company’s common stock on the closing date of the investment.

If Mr. Silverman’s employment is terminated prior to the expiration of the term, certain payments become due. In the event Mr. Silverman is terminated with cause or he terminates for any reason other than good reason, Mr. Silverman is entitled to receive (i) earned or accrued but unpaid, base salary, through the date of termination, (ii) any bonus earned or accrued and vested, but unpaid, (iii) the economic value of the employee’s accrued, but unused, vacation time, and (iv) any unreimbursed business expenses incurred by the employee (collectively, the “Accrued Obligations”). In the event Mr. Silverman is terminated without cause or he terminates for good reason, Mr. Silverman is entitled to receive the Accrued Obligations and a termination payment equal to his base salary from the date of termination through December 31, 2016, plus the average annual bonus paid over the last three (3) full calendar years (or 60% of his base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three full years), plus certain benefits as set forth in the Silverman Employment Agreement.

In addition, the Silverman Employment Agreement contains a change of control provision that provides for the payment of 299% of Mr. Silverman’s base salary plus 299% of the average annual bonus paid over the last three (3) full calendar years (or 60% of base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three full years).  Any outstanding stock options and unvested restricted stock held by Mr. Silverman as of the date of termination (other than for cause or by Mr. Silverman without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Silverman is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Silverman Employment Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through eighteen months from the date the Silverman Employment Agreement is terminated.

Employment Agreement between the Company and Randolph K. Geissler

On June 24, 2013, subject to the Closing of the Exchange Agreement, our former board of directors approved an employment agreement (the “Geissler Employment Agreement”) appointing Randolph K. Geissler as the president of the Company, effective as of July 8, 2013. The Geissler Employment Agreement is for a term of two (2) years and is renewable for additional one (1) year periods upon mutual agreement. Under the Geissler Employment Agreement, Mr. Geissler will receive a base salary of $200,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum each calendar year. Mr. Geissler will be eligible to receive an annual bonus, subject to approval of the Board, ranging from 0% to 100% of earned base salary based on performance metrics and goals determined annually by the Board.

Under the Geissler Employment Agreement, the Company agreed to satisfy certain contractual obligations of $166,666 (the “Geissler Contractual Obligations”) if the Company receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Geissler Contractual Obligations shall be payable as follows: (i) one-third (1/3rd) in cash and (ii) two-thirds (2/3rds) in shares of restricted common stock, based on the closing price of a share of the Company’s common stock on the closing date of the investment.

If Mr. Geissler employment is terminated for cause or he terminates for any reason other than good reason, Mr. Geissler is entitled to receive the Accrued Obligations. In the event Mr. Geissler is terminated without cause or he terminates for good reason, or is terminated as a result of a change of control, Mr. Geissler is entitled to receive the Accrued Obligations and a termination payment equal to his base salary plus a target bonus of 60% of his base salary. Any outstanding stock options and unvested restricted stock held by Mr. Geissler as of the date of termination (other than for cause or by Mr. Geissler without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Geissler is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Geissler Employment Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through one year from the date the Geissler Employment Agreement is terminated.

The descriptions of the employment agreements do not purport to be complete and are qualified in their entireties by reference to the provisions of the employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Report and incorporated herein by reference.

2013 Stock Incentive Plan

On July 12, 2013, pursuant to the Exchange Agreement, a majority of our voting stockholders adopted resolutions by written consent approving the Digital Angel Corporation 2013 Stock Incentive Plan (the “Plan”), under which employees, including officers and directors, and consultants may receive awards. Awards under the Plan include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock performance units, performance shares, cash awards and other stock based awards. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, to promote the success of the Company’s business and to link participants’ directly to stockholder interests through increased stock ownership.

The Stock Incentive Plan may be administered by the Compensation Committee, or a committee designated by the Board of Directors consisting of only “outside directors” (the “Committee”). Subject to the provisions of the Plan, the Committee has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

The aggregate number of shares of the Company’s common stock that may be subject to awards under the Plan, subject to adjustment upon a change in capitalization, is 5,000,000 shares. Such shares of common stock may be authorized, but unissued, or reacquired shares of common stock. Shares of common stock that were subject to Plan awards that expire or become unexercisable without having been exercised in full shall become available for future awards under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed with this Report on as Exhibit 10.3.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

On July 8, 2013, the Company filed a certificate of designations with the Secretary of State of the State of Delaware to create a series of preferred stock designated as “Series B Convertible Preferred Stock.” The Series B Convertible Preferred Stock consists of 4,107,592 authorized shares.

The 4,107,592 shares of Series B Preferred Stock were issued incorrectly and, accordingly, on July 11, 2013, the Company filed a Certificate of Elimination of the Series B Preferred Stock with the Secretary of State of the State of Delaware and the outstanding shares of Series B Preferred Stock were cancelled. On July 12, 2013, the Company filed a certificate of designations with the Secretary of State of the State of Delaware (the “Series C Certificate of Designations”) to create a series of preferred stock designated as “Series C Convertible Preferred Stock.” The Series C Preferred Stock consists of 500,000 authorized shares.

As of the date hereof, we have 410,759 shares of Series C Preferred Stock issued and outstanding. The shares of Series C Preferred Stock issued to the VeriTeQ Shareholders in connection with the Share Exchange will, by their principal terms:

(a)	convert into an aggregate of 8,215,184 shares of our common stock immediately following the Reverse Split;
(b)	have the same voting rights as holders of common stock on an as-converted basis for any matters that are subject to stockholder vote;
(c)	not be entitled to any dividends; and
(d)	be treated pari passu with the common stock on liquidation, dissolution or winding up of the Company.

On July 12, 2013, pursuant to the Exchange Agreement, a majority of our voting stockholders adopted resolutions by written consent approving the Reverse Stock Split and changing our name to “VeriTeQ Corporation” to better reflect our current business (the “Name Change”). We will file the certificate of amendment to our certificate of incorporation (the “Amendment”) after we provide the required twenty-day notice to our stockholders based on applicable securities laws.

The description of the designations, rights and preferences of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series C Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report and incorporated herein by reference.

The description of the designations, rights and preferences of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series C Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this Report and incorporated herein by reference.

The description of the certificate of elimination of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of elimination, a copy of which is filed as Exhibit 3.3 to this Report and incorporated herein by reference.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amendment, a copy of which is filed as Exhibit 3.4 to this Report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 12, 2013, the VeriTeQ Shareholders, which hold in the aggregate 410,759 shares of our Series C Preferred Stock (having 8,215,184 votes) (and therefore having approximately 89% of the total voting power of all outstanding voting capital) and 15,380 shares of the Company’s common stock after adjusting for the Reverse Stock Split, have voted in favor of the Reverse Stock Split, the Name Change and the Plan. No further approval of the stockholders of the Company is required to approve the Reverse Stock Split, the Name Change and the Plan.

Item 7.01	Regulation FD Disclosure.

On July 10, 2013, we issued a press release announcing the Closing of the Share Exchange. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless the Company specifically incorporates the foregoing information into those documents by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Any required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibits are filed with this Report or incorporated by reference in this Report, as indicated:

Exhibit Number	Description
2.1

Share Exchange Agreement dated as of June 24, 2013 among the Company, VeriTeQ and the VeriTeQ Shareholders (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated June 24, 2013)

3.1	Certificate of Designations of Series B Convertible Preferred Stock*
3.2	Certificate of Designations of Series C Convertible Preferred Stock*
3.3	Certificate of Elimination of the Series B Convertible Preferred Stock*
3.4	Amendment to Certificate of Incorporation*
10.1	Employment Agreement dated as of July 8, 2013, between the Company and Scott R. Silverman*
10.2	Employment Agreement dated as of July 8, 2013, between the Company and Randolph K. Geissler*
10.3	Digital Angel Corporation 2013 Stock Incentive Plan*
10.4	Letter Agreement dated July 8, 2013, between VeriTeQ and PositiveID Corporation*
99.1	Press Release of the Company dated July 10, 2013*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

Date: July 12, 2013	/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1

Share Exchange Agreement dated as of June 24, 2013 among the Company, VeriTeQ and the VeriTeQ Shareholders (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated June 24, 2013)

3.1	Certificate of Designations of Series B Convertible Preferred Stock*
3.2	Certificate of Designations of Series C Convertible Preferred Stock*
3.3	Certificate of Elimination of the Series B Convertible Preferred Stock*
3.4	Amendment to Certificate of Incorporation*
10.1	Employment Agreement dated as of July 8, 2013, between the Company and Scott R. Silverman*
10.2	Employment Agreement dated as of July 8, 2013, between the Company and Randolph K. Geissler*
10.3	Digital Angel Corporation 2013 Stock Incentive Plan*
10.4	Letter Agreement dated July 8, 2013, between VeriTeQ and PositiveID Corporation*
99.1	Press Release of the Company dated July 10, 2013*

*Filed herewith.